UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: October 7, 2005

(Date of earliest event reported: October 3, 2005)

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1904 (Zip Code)

Registrant’s telephone number, including area code:704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement

On October 3, 2005, the registrant, Cinergy Corp., Duke Energy Holding Corp., Deer Acquisition Corp., and Cougar Acquisition Corp. entered into Amendment No. 2 to the Agreement and Plan of Merger. The amendment amends the proposed certificate of incorporation of Duke Energy Holding Corp. attached as Exhibit A to the Agreement and Plan of Merger to include certain provisions to more closely resemble the registrant’s and Cinergy’s respective current Articles of Incorporation that provide that, subject to the rights of holders of its Preferred Stock:

(a)	the size of its board of directors may range from nine to eighteen directors, as may be set from time to time by its board of directors;
(b)

newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office and that no decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director;

(c)	directors are to be elected by the holders of voting stock and hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified, and
(d)

the approval of a supermajority vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes of Duke Energy Holding Corp. entitled to vote generally in the election of directors, voting together as a single class, shall be necessary to supplement, amend, alter, change or repeal in any respect provisions in the charter relating to the number of directors and vacancies and newly created directorships.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of Amendment No. 2 to the Agreement and Plan of Merger, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

The registrant previously announced in publicly webcast presentations that approximately $160 million of the estimated $440 million cost savings in the third year following the completion of the merger with Cinergy Corp. (“Cinergy”) would be accelerated and reflected in discontinued operations. This was due to the announced exit from the Duke Energy North America (“DENA”) business excluding the mid-west assets, certain corporate allocations, and other structured contracts. Upon further analysis it was determined that approximately $30 million of this amount is related to DENA’s continuing operations and subsequent integration with Cinergy and therefore will continue to be included in cost savings from the merger. Accordingly, the stated $160 million of cost savings to be accelerated is now expected to be approximately $130 million.

ITEM 8.01	Other Events

Item 4 of the registrant’s Form 10-Q for the quarter ended June 30, 2005 inadvertently included the incorrect “for”, “against” and “abstain” tallies for the proposals submitted to shareholders. The errors did not affect the outcomes of the voting. The correct Item 4 is set forth below in its entirety.

Item 4. Submission of Matters to a Vote of Security Holders.

At the Duke Energy Corporation Annual Meeting of Shareholders held on May 12, 2005, the shareholders elected Roger Agnelli, G.Alex Bernhardt, Sr., and Dennis R. Hendrix to serve as Class II directors and A. Max Lennon to serve as a Class III director. These and all other members of the Board of Directors continuing in office have tendered a letter of resignation effective as of the 2006 annual meeting, so that the terms of all directors will end at the 2006 annual meeting and all directors shall thereafter be elected annually. Below is a tabulation of votes with respect to each nominee for director at the meeting:

Nominee	For	Against/Withheld
Roger Agnelli	804,103,545	12,682,167
G. Alex Bernhardt, Sr.	800,849,724	15,935,989
Dennis R. Hendrix	804,187,957	12,597,756
A. Max Lennon	799,930,226	16,855,487

Class I directors whose terms continued after the meeting are Paul M. Anderson, Ann Maynard Gray, Michael E.J. Phelps and James T. Rhodes. Class III directors whose terms continued after the meeting are William T. Esrey, Jr., and James G. Martin.

The following paragraphs provide voting results for the other two matters submitted to a shareholder vote at the annual meeting:

With respect to the proposal to approve amendments to Duke Energy’s Restated Articles of Incorporation to eliminate classification of Duke Energy’s Board of Directors, 795,879,837 shares voted for the proposal, 11,984,927 shares voted against the proposal and 8,920,948 shares abstained.

With respect to the proposal to ratify the selection of Deloitte & Touche LLP to act as independent auditors to make examination of Duke Energy’s accounts for the year 2005, 800,504,909 shares voted for the proposal, 9,745,828 shares voted against the proposal and 6,535,375 shares abstained.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

2.1

Amendment No. 2 to the Agreement and Plan of Merger, dated October 3, 2005, by and among Duke Energy Corporation, Cinergy Corp., Duke Energy Holding Corp., Deer Acquisition Corp., and Cougar Acquisition Corp.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed mergers and restructuring transactions, integration plans and expected synergies, anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of the registrant and Cinergy. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) the companies may be unable to obtain shareholder approvals required for the transaction; (2) the companies may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (5) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (6) the transaction may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from the companies’ expectations; (7) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (8) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (9) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (10) the companies may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of the registrant and Cinergy are set forth in their respective filings with the Securities and Exchange Commission (“SEC”), which are available at www.duke-energy.com/investors and www.cinergy.com/investors, respectively. The registrant and Cinergy undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement of Duke Energy Holding Corp. (Registration No. 333-126318), which includes a preliminary prospectus and a preliminary joint proxy statement of the registrant and Cinergy, and other materials have been filed with the SEC and are publicly available. WE URGE INVESTORS TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS WHEN IT BECOMES AVAILABLE AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT DUKE, CINERGY, DUKE ENERGY HOLDING CORP., AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the joint proxy statement-prospectus as well as other filed documents containing information about the registrant and Cinergy at http://www.sec.gov, the SEC’s website. Free copies of the registrant’s SEC filings are also available on the registrant’s website at www.duke-energy.com/investors, and free copies of Cinergy’s SEC filings are also available on Cinergy’s website at www.cinergy.com/investors.

Participants in the Solicitation

The registrant, Cinergy and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the registrant’s or Cinergy’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of the registrant is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on March 31, 2005. Information regarding the officers and directors of Cinergy is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on March 28, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the registration statement and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION By: /s/ Edward M. Marsh, Jr. —————————————— Deputy General Counsel and Assistant Secretary

Date: October 7, 2005